SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 and 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (date of earliest event reported):

                     December 12, 2001 (December 11, 2001)


                            ONLINE POWER SUPPLY, INC.
--------------------------------------------------------------------------------
              Exact Name of Registrant as Specified in its Charter)

           Nevada                         00-29669              84-1176494
--------------------------------    ---------------------    -------------------
(State or other jurisdiction        (Commission File No.)    (I.R.S. Employer
      of incorporation)                                      Identification No.)



     8100 South Akron, #308
     Englewood, Colorado                                          80112
--------------------------------------------                 -------------------
    (Address of Principal Executive Offices)                      (Zip Code)


       Registrant's telephone number, including area code: (303) 741-5641


                                 Not Applicable
--------------------------------------------------------------------------------
               (Former Name, Former Address or Former Fiscal Year,
                          if Changed From Last Report)



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ITEM 5.  OTHER EVENTS

         OnLine Power Supply, Inc. announced December 11, 2001, the release of its revolutionary new isolated 48-volt AC to DC power supply unit. This 48 Vdc power supply has been in development for three years.

         Prototypes for evaluation of the 1,000-watt power supply are being shipped to original equipment manufacturers (OEMs), who have expressed continued interest in the new product during the design and testing phase.

         The 48 Vdc power supply incorporates the company's sophisticated new Distributed Power Magnetics(TM) (DPM) technology, the first significant breakthrough in power supply development in 23 years. This patented/patent pending technology results in AC to DC power supplies that are significantly smaller, lighter, cooler and more efficient than other AC to DC power supplies available in the market. DPM also provides superior MTBF (mean time between failure) statistics. The company's marketing efforts for the 48 Vdc units is geared toward the top 50 electronics and telecommunications companies in North America, and work is under way with OEMs to secure long-term design-in business for the 48 Vdc power supply. No contracts are in hand to sell the 48 Vdc units, and presently there are no design-in contracts with OEMs.

         The new unit provides packaged power efficiency of about 91 percent, meaning only 9 percent of the energy created is lost through heat dissipation. This is a dramatic improvement over the current industry standard of 75 to 85 percent efficiency.

         The 48 Vdc power supply is .99 power factor corrected and provides a packaged power density of 15 watts per cubic inch, giving design engineers more power in a box one-third the size of competitors' models. It also provides a significant weight reduction, compared to competitors' products. The 1,000-watt 48 Vdc power supply weighs less than 3 pounds, while competitors' 500-watt units weigh between 4 and 6 pounds.

         The company's 48 Vdc power supply represents the opportunity for design engineers to add more power to the system in less space, while generating less added heat in proportion to the increase in power. In turn, designers have the opportunity to add more user-friendly features and components without exceeding the thermal budget (the system's cumulative operating temperature), for a final system product which is a smaller, faster, cooler, and more powerful server.

         Other applications of the new power supply may be made in the telecommunications and data storage industries, as well as in ATMs and other high-tech products.

         The company has been testing the 48 Vdc power supply in preparation for UL certification. Pre-production work at the manufacturing plant will begin in the coming weeks.


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         OnLine Power Supply holds a U.S. patent for the process of producing AC to DC power supplies that provide efficiencies of up to 97 percent, power densities of more than 16 watts per cubic inch, operating temperature ranges of -40 to +85 Celsius, all with no thermal deration. This technology is called Distributed Power Magnetics(TM) (DPM) and is the first significant breakthrough in power supply in over 23 years. The sophisticated DPM products also operate without cooling fans or extraneous heat sinks and boast impressive MTBF statistics, all in the lightest and smallest footprint available for their particular configurations. Benefited industries include telecommunications, data communications, networking and industrial.

         Statements contained in this Form 8-K Report that are not historical facts are forward looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties, which would cause actual results to differ materially from estimated results. Such risks and uncertainties are detailed in the company's filings with the Securities and Exchange Commission.



                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            ONLINE POWER SUPPLY, INC.


Dated: December 12, 2001                    By:     /s/    Kris M. Budinger
                                                 -------------------------------
                                                 KRIS M. BUDINGER, President


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